Exhibit 10.1

AMENDMENT TO THE

ADVAXIS, INC.

2015 INCENTIVE PLAN

This AMENDMENT to the ADVAXIS, INC. 2015 INCENTIVE PLAN (“Amendment”) is made as of February 11, 2021.

1. Amendment. Section 5.4 of the 2015 Incentive Plan (the “Plan”) of Advaxis, Inc. (the “Corporation”), effective March 30, 2015, which provision was automatically adjusted to give effect to the Company’s reverse stock split, is hereby amended and restated in its entirety and shall read as follows:

“5.4. LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Article 15):

(a) Options. The maximum number of Options granted under the Plan in any calendar year to any one Participant shall be for 1,000,000 Shares.

(b) SARs. The maximum number of Stock Appreciation Rights granted under the Plan in any calendar year to any one Participant shall be with respect to 750,000 Shares.

(c) Performance Awards. With respect to any calendar year (i) the maximum amount that may be paid to any one Participant for Performance Awards payable in cash or property other than Shares shall be $10,000,000, and (ii) the maximum number of Shares that may be paid to any one Participant for Performance Awards payable in Stock shall be 1,000,000 Shares. For purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed paid with respect to any calendar year is the total amount payable or Shares earned for the performance period divided by the number of calendar years in the performance period.

(d) Awards to Non-Employee Directors. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 200,000 Shares.”

2. Effectiveness of Amendment. This Amendment shall be effective upon the approval of the Company’s stockholders, in accordance with the terms and conditions of the Plan, the Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and applicable Delaware law.

3. Effectiveness of Plan. Except as set forth in this Amendment, all of the terms and conditions of the Plan shall remain unchanged and in full force and effect.

4. Execution. The Board of Directors of the Corporation has caused its authorized officer to execute this Amendment and to record the same in the books and records of the Corporation.

By:	/s/ Kenneth A. Berlin
Name:	Kenneth A. Berlin
Title:	President and Chief Executive Officer, Interim Chief Financial Officer